UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 25, 2002

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

Delaware 0-28443 23-3011702

(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

New address

Eden Tower Plaza, 790 Frontage Road, Northfield, Illinois 60093

Registrant's telephone number, including area code (847) 441-2485

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

Cytomedix, Inc. (the "Company") filed a voluntary petition for bankruptcy under Chapter 11 on August 8, 2001. On June 14, 2002, the United States Bankruptcy Court of the Northern District of Illinois, Eastern Division (Case No. 01- 27610) (the "Court") confirmed the Company's First Amended Plan of Reorganization with Technical Amendments. On June 27, 2002, the Court approved other technical amendments and the Company's First Amended Plan of Reorganization with All Technical Amendments (the "Plan"). The Plan was deemed effective on July 11, 2002.

Under the Plan, all outstanding shares of common stock are subject to a one-for-five reverse split. The Company has notified the shareholders currently holding shares of common stock that their certificates representing the pre-split shares have been canceled. Common stock shareholders are to exchange their old certificates for new certificates representing the accurate number of shares of new common stock after giving effect to the one-for-five reverse split. The new cusip number for the shares of post-split common stock is 23283B 20 4. The reverse split is to occur after close of business on Thursday, July 25, 2002. Beginning on July 26, 2002, the post-split shares of common stock will be traded under the new stock symbol CYME.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytomedix, Inc.

By: /s/Kent Smith

Chief Executive Officer/President

Date: July 25, 2002